Exhibit 10.1

This FIRST SUPPLEMENTAL INDENTURE (the “First Supplemental Indenture”), dated as of March 3, 2020 (the “Effective Date”), is entered into by and between Inseego Corp., a Delaware corporation (the “Company”), and Wilmington Trust, National Association, a national banking association, as trustee hereunder (“Trustee”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture (as defined below).

RECITALS

WHEREAS, the Company and the Trustee are parties to an Indenture, dated as of January 9, 2017 (the “Indenture”), which Indenture governs the 5.50% Convertible Senior Notes due 2022 issued by the Company (the “Notes”) under and in accordance with the provisions of the Indenture;

WHEREAS, as of the date of this First Supplemental Indenture, there is $47,737,000 million aggregate principal amount of the Notes outstanding;

WHEREAS, Section 9.02 of the Indenture provides that the Company and the Trustee may enter into a supplemental indenture to the Indenture for the purpose of amending or supplementing the Indenture or the Notes or waiving compliance with the provisions of the Indenture or the Notes with the written consent of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding;

WHEREAS, the Company has solicited consents from the Holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the Indenture and the Notes, as set forth in Section 1.01 of this First Supplemental Indenture;

WHEREAS, the Company has received and caused to be delivered to the Trustee evidence of the consent to the Proposed Amendments received from Holders of a majority of the principal amount of the outstanding Notes;

WHEREAS, the Company and the Trustee desire to enter into this First Supplemental Indenture on the Effective Date in order to give effect to the Proposed Amendments, which shall become effective on the Effective Date; and

WHEREAS, all acts and requirements necessary to make this First Supplemental Indenture, when executed by the parties hereto, a legal, valid and binding supplement to the Indenture, according to its terms and the terms of the Indenture, have been done and performed.

NOW, THEREFORE, the parties hereto covenant and agree for the benefit of all Holders of the Notes, as follows:

ARTICLE ONE

AMENDMENTS

1.01 Certain Amendments to the Indenture and the Notes. Effective on the Effective Date, the Indenture and the Notes, as applicable, are hereby amended as follows:

(a) Section 4.11 (Certain Covenants) of the Indenture shall be deleted in its entirety and replaced with “RESERVED.” For the avoidance of doubt, on and after the Effective Date, the failure to comply with the terms of the foregoing Section of the Indenture and the corresponding provisions of the Notes shall no longer constitute a Default or an Event of Default under the Indenture or the Notes and shall no longer have any consequence under the Indenture or the Notes.

(b) To the extent that any definitions set forth in Section 1.01 of the Indenture or elsewhere are solely used in the Section deleted pursuant to subsection (a) above, such definitions shall no longer apply or have any consequence in the interpretation of the Indenture or the Notes.

(c) All other provisions of the Indenture, including the terms of the Notes set forth in Exhibit A to the Indenture, and all certificates representing all outstanding Notes, will be deemed to be amended to reflect the amendments set forth above in this Section 1.01, mutatis mutandis.

ARTICLE TWO

MISCELLANEOUS

2.01 Relation to Indenture; Effectiveness; and Operation.

(a) Full Force and Effect. This First Supplemental Indenture supplements the Indenture and shall be a part of and subject to all terms thereof. Except as supplemented hereby, all of the terms, provisions and conditions of the Indenture and the Notes issued thereunder shall continue in full force and effect. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, the terms and conditions of this First Supplemental Indenture shall prevail. For the avoidance of doubt, all references to sections of the Indenture amended by this First Supplemental Indenture shall be to such sections as amended by this First Supplemental Indenture.

(b) Effectiveness of Amendments. Upon the execution and delivery of this First Supplemental Indenture on the Effective Date, this First Supplemental Indenture and the amendments set forth in Section 1.01 above shall be effective.

(c) GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(d) Separability Clause. In case any provision in this First Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(e) Confirmation of Indenture. Except as amended and supplemented hereby, the Indenture is hereby ratified, confirmed and reaffirmed in all respects. The Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

(f) Counterparts. This First Supplemental Indenture may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same document. The exchange of copies of this First Supplemental Indenture and signature pages by facsimile or PDF transmission will constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture for all purposes.

(g) Successors. All agreements of the parties hereto in respect of this First Supplemental Indenture shall bind their respective successors.

(h) Headings. The headings of the articles and sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof, and will not modify or restrict any of the terms or provisions hereof.

(i) Trustee Makes No Representation. The recitals contained herein are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture. All rights, protections, privileges, indemnities and benefits granted or afforded to the Trustee under the Indenture shall be deemed incorporated herein by this reference and shall be deemed applicable to all actions taken, suffered or omitted by the Trustee.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this First Supplemental Indenture to be duly executed all as of the date and year first written above.

INSEEGO CORP.

By:	/s/ Stephen M. Smith
Name: Steve Smith
Title: Chief Financial Officer

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee.

By:	/s/ Sarah K. Vilhauer
Name: Sarah K. Vilhauer
Title: Banking Officer

[Signature Page – First Supplemental Indenture]